EXHIBIT 4



                         GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.    R-1                            Principal Amount

                                     CUSIP NO. 12562C AF 5

                      CROMPTON CORPORATION

                     8 1/2% Senior Notes due 2005

          Crompton Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of ______ Dollars on March 15, 2005.

          Interest Payment Dates:  March 15 and September 15.

          Record Dates:  March 1 and September 1.

          Additional provisions of this Security are set forth on the other side of this Security.

                              CROMPTON CORPORATION

                              By:
                              By:
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
CITIBANK, N.A.
as Trustee, certifies that
this is one of the
Securities referred to in
the Indenture.

By:                           June 9, 2000
    Authorized Signatory



                 8 1/2% Senior Notes due 2005

1.     Interest

          Crompton Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above.

          The Company will pay interest semiannually on March 15 and September 15 of each year by wire transfer in immediately available funds. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from March 7, 2000. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.     Optional Redemption

          The Company may redeem the Securities in whole or, from time to time, in part on at least 30 but not more than 60 days prior notice mailed to the Depositary, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present value of the Remaining Scheduled Payments on the Securities to be redeemed discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 25 basis points plus accrued interest thereon to the date of redemption.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., and Salomon Smith Barney Inc. and their respective successors and, at the option of the Company, additional Primary Treasury Dealers; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall Substitute therefor another Primary Treasury Dealer.

          "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

3.     Method of Payment

          At or prior to 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are cancelled or repurchased after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest by wire transfer of immediately available funds in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4.     Paying Agent and Registrar

          Initially, Citibank, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar.

5.     Indenture

          The Company issued the Securities under an Indenture dated as of March 1, 2000 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Act"), as in effect on the date hereof (except as provided in
Section 8.3) until such time as this Indenture is qualified under the TIA, and thereafter, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 8.3). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured senior obligations of the Company limited to $600 million aggregate principal amount (subject to Section 2.9 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes, Exchange Notes and Private Exchange Notes, if any, issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on liens, subsidiary indebtedness and sale and leaseback transactions by the Company and its Restricted Subsidiaries.

6.     Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period beginning 15 Business Days before an interest payment date and ending on such interest payment date.

7.     Persons Deemed Owners

          The registered holder of this Security may be treated as the owner of it for all purposes.

8.     Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

9.     Defeasance

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to Maturity.

10.     Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Securities and (ii) any Default (other than with respect to nonpayment and compliance with certain covenants under the Indenture) or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholders.

11.     Defaults and Remedies

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities;
(ii) default in payment of principal of or premium, if any, on any security at Maturity; (iii) default in the performance of or a breach of any covenant or warranty of the Company in the Indenture or the Securities (other than those otherwise specified as an Event of Default) and such default continues for 60 days after notice is given by the Trustee or the Holders of at least 10% of the Outstanding Securities; (iv) default under any evidence of indebtedness for money borrowed in excess of $10,000,000, which default results in the acceleration of such indebtedness and such acceleration is not rescinded or the indebtedness in not discharged within 10 days after notice in given to the Company by the Trustee or the Holders of at least 10% of the Outstanding Securities and (v) certain events of bankruptcy or insolvency with respect to the Company. If an Event of Default occurs and is continuing the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding may declare all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.

12.     Trustee Dealings with the Company

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.     No Recourse Against Others

          An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.     Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

15.     Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

16.     CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

17.     Governing Law

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.


                  ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

____________________________________________
(Print or type assignee's name, address and zip code)

___________________________________
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:              Signature Guarantee:

(Signature must be guaranteed)
Sign exactly as your name appears on the other side of this Security. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
          The initial principal amount of this Global Security is
$     .  The following increases or decreases in this Global
Security have been made:







                                     Principal     Signature
                                     Amount of     Of authorized
           Amount of    Amount of    This Global   signatory of
           Decrease in  increase in  Security      Trustee
           Principal    Principal    Following     Or
Date       Amount of    Amount of    Such          Securities
of         This Global  This Global  decrease      Custodian
Exchange   Security     Security     Or increase